                                                                   EXHIBIT 10.19


                 STOCK RESTRICTION AND CROSS PURCHASE AGREEMENT
                 ----------------------------------------------


     THIS STOCK RESTRICTION AND CROSS PURCHASE AGREEMENT is made as of the 6th day of June, 1996 by and between John C. Sloan ("Sloan"), Jorge Andrade ("Andrade"), John Funk ("Funk") and Howard Buffett ("Buffett") (Sloan, Andrade, Funk and Buffett are hereinafter referred to individually as "Shareholder" and collectively as "Shareholders").


                                R E C I T A L S
                                ---------------

     The Shareholders are owners and holders of all of the issued and outstanding stock of The GSI Group, Inc., a Delaware corporation (the "Corporation").

     As of the date hereof, the outstanding stock of the Corporation is held as follows:

    Name             Voting              Non-Voting
------------  ---------------------  -------------------
Sloan         1,175,000 shares       200,000 shares
Andrade         300,000 shares             0 shares
Funk            225,000 shares             0 shares
Buffett         100,000 shares             0 shares

     The parties hereto believe that in the interest of their continued success, it is desirable to maintain continuity in the management, policies and ownership of the Corporation, provide for the purchase of Shares upon the occurrence of certain contingencies and provide certain other agreements as more fully set forth herein.

     NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE
                                       1

                    INCORPORATION OF RECITALS AND DEFINITIONS
                    -----------------------------------------

     1.1. Incorporation of Recitals. The Recitals are incorporated herein and constitute covenants, representations and warranties of the Shareholders.

     1.2. Definitions.  For purposes of this Agreement:

          (a) The term "and/or" shall mean one or the other or both, or any one or more or all, of the things or persons in connection with which the conjunction is used.

          (b) The term "Remaining Shareholders" shall mean the Shareholders who are not selling their Shares pursuant to Article 3 hereof.

          (c) The term "Requisite Vote" shall mean: (i) at any time that there are two (2) Shareholders or less, the affirmative vote of the Shareholders owning more than fifty percent (50%) of the outstanding Shares entitled to vote, and (ii) at any time that there are three (3) or more Shareholders, the affirmative vote of the Shareholders owning more than fifty percent (50%) of the outstanding Shares entitled to vote, provided that the matter under consideration shall have also received the affirmative vote of all Shareholders owning Shares entitled to vote, except for any one (1) Shareholder.

          (d) The term "Shares" shall mean all shares of the Corporation's common stock, whether voting or non-voting, now owned or hereafter acquired by any Shareholder, including but not limited to, newly authorized shares, shares issued out of authorized but unissued stock, shares issued or credited in connection with any stock dividend, stock split, or other capital readjustment, as well as any voting trust certificates (there being none at this date) representing any shares of stock issued by the Corporation and owned by the Shareholder which are part of any voting trust or similar agreement.

          (e) The term "Shareholders" and/or "Shareholder" shall mean Sloan, Andrade, Funk and Buffett and/or any other person or entity that at any time may become a party hereto by reason of his, her or its ownership of Shares.


                                     ARTICLE
                                        2

                              RESTRICTION ON SHARES
                              ---------------------

     2.1. Prohibition on Transfer. Except as (i) otherwise expressly permitted herein; (ii) provided for under certain pledge agreements between LaSalle National Bank and the Shareholders (the "LaSalle Pledge Agreement") and pledge agreements between the Shareholders and each of Larry Sloan, Thomas G. Sloan and James E. Sloan (collectively the "Sloan Pledge Agreements"); (iii) provided for under the Stock Restriction and Buy-Sell Agreement dated of even date hereof between the Shareholders and the Corporation (the "Buy-Sell Agreement"); or (iv) provided for in the Contribution Agreement dated of even date herewith among the Shareholders (the "Contribution Agreement"), a Shareholder shall not at any time sell, pledge, hypothecate, transfer, encumber, assign, give away or in any way dispose of any Shares now owned or hereafter acquired by him, nor shall such Shares be transferable, voluntarily or involuntarily, by operation of law or otherwise, except in strict compliance with the covenants, terms and conditions set forth in this Agreement. Any attempt to do so in violation of this Agreement shall be null and void and of no force or effect whatsoever.

     2.2. Restriction on Certificates. Each certificate of Shares which may now or hereafter be issued to a Shareholder (except certificates evidencing Shares sold free of the restrictions of this Agreement), shall bear a notice in the following form:

     "The shares of stock evidenced by this Certificate are subject to the terms and conditions of a certain Stock Restriction and Cross Purchase Agreement, dated June 6, 1996 ("Agreement"), among the Shareholders of the Corporation. A copy of the Agreement is on file at the offices of the Corporation, reference to all the terms and conditions thereof being hereby made. No sale or transfer of the Shares evidenced hereby may be effected, except pursuant to the terms and conditions of the Agreement.

     If such legend is placed on the reverse side rather than the face of any such certificate, there shall be placed on the face of such certificate a legend in the following form:

     "For restrictions on transfer, see notice on reverse side hereof."

     2.3. Wrongful Transfer. Subject to the terms of Section 2.1 hereof, no sale, pledge, hypothecation, transfer, encumbrance, assignment, gift or other disposition by a Shareholder of any of his Shares shall be effective, unless and until: (i) he has first complied with all the provisions of this Agreement, and
(ii) such transferee shall take such Shares subject to the terms of this Agreement, shall agree in writing to become a party to this Agreement and to be bound by all of the terms, conditions and provisions hereof. If a Shareholder fails to comply with this Agreement, the Remaining Shareholders shall have the right to compel such Shareholder or any transferee to transfer and deliver its Shares in accordance with the provisions of this Agreement.


                                     ARTICLE
                                        3

                   PURCHASE OF SHARES UPON DEATH OF SHAREHOLDER
                   --------------------------------------------

     Remaining Shareholders' Rights and Obligations. Upon the death of a Shareholder ("Decedent"), all of the Shares owned by the Decedent (the "Decedent's Shares") shall be subject to the rights and obligations set forth below of the Remaining Shareholders to purchase all of such Decedent's Shares from the Decedent's legal representative (the "Representative") at the price and on the terms set forth in Articles 4, 5 and 6 hereof. For a period of forty-five (45) days after the death of the Decedent, the Remaining Shareholders shall have the right to purchase any or all of the Decedent's Shares at the price and on the terms set forth in Articles 4, 5 and 6 hereof. In the event that more than one of the Remaining Shareholders elects to purchase the Decedent's Shares, then unless otherwise agreed by the Remaining Shareholders, each electing Remaining Shareholder must purchase only that percentage of the Decedent's Shares as is equal to his or her proportionate ownership of all of the electing Remaining Shareholders' then respective Shares. Notwithstanding the previous two (2) sentences, if the Remaining

Shareholders, or a partnership of which the Remaining Shareholders are partners, as described in Section 5.5, are the beneficiaries of any Policies (as defined herein) on the Decedent's life, the Remaining Shareholders shall have the obligation to purchase so much or all of the Decedent's Shares as would exhaust the insurance proceeds from the Policies. To the extent that the insurance proceeds from the Policies exceed the aggregate Purchase Price (as defined in Section 4.1) of the Decedent's Shares, such excess proceeds shall remain the property of and shall be retained by the Remaining Shareholders pursuant to the agreement of the Partnership (as defined herein). In the event the insurance proceeds from the Policies are less than the aggregate Purchase Price of the Decedent's Shares and the Remaining Shareholders elect to purchase the remaining Shares, the balance of the Purchase Price, after taking into effect such proceeds, shall be payable in the manner described in Section 5.2 hereof.

     If the Remaining Shareholders desire or are obligated to purchase the Decedent's Shares, each such Shareholder shall give written notice to the Corporation and the Representative within forty-five (45) days after the death of the Decedent, specifying the Decedent's Shares which the Remaining Shareholders wish or are obligated to purchase.


                                     ARTICLE
                                        4

                       DETERMINATION OF THE PURCHASE PRICE
                       -----------------------------------

     4.1. Purchase Price. The parties hereto recognize the problems relative to determining the value of the Corporation. As a result, the parties hereto agree that the purchase price ("Purchase Price") for each Share to be purchased pursuant to Article 3 hereof shall be the greatest of the following amounts:

          (i) Six and 34/100 Dollars ($6.34) per Share;

          (ii) two (2) times the Book Value (as defined below) of the Corporation divided by the total number of Shares outstanding as of the date of the Decedent's death; and

          (iii) an amount equal to: (a) five (5) times the Corporation's EBITDA (as defined below), minus (b) the principal balance of the Corporation's interest bearing debt as of the date of the Decedent's death, divided by
     (c) the total number of Shares outstanding as of the date of the Decedent's death;

The Purchase Price determined in the manner set forth above shall be conclusive and binding on the parties hereto.

     4.2. Book Value. As used herein, the term "Book Value" of the Corporation means the total Shareholder's equity as reflected on the Corporation's balance sheet as of the last day of the Corporation's fiscal year immediately preceding the date of the Decedent's death, determined by the certified public accounting firm regularly engaged by the Corporation ("Public Accountants") in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years and using the FIFO method of accounting for inventories. The Book Value when certified in writing by the Public Accountants shall be binding and conclusive on the Decedent's estate, the Representative and all other parties concerned.

     4.3. EBITDA. As used herein, the term "EBITDA" shall mean an amount equal to the average net income of the Corporation for the Fiscal Period (as defined below) (i) using the FIFO method of accounting for inventories; and (ii) before deducting interest, income taxes, depreciation and amortization. The term "Fiscal Period" shall mean (y) if the event (the "Event") which triggers the purchase and sale hereunder occurs during the first eight (8) months of any given fiscal year of the Corporation, the three (3) consecutive fiscal years of the Corporation immediately preceding the fiscal year in which the Event occurs, and (z) if the Event occurs during the last four (4) months of any given fiscal year of the Corporation, the three (3) consecutive fiscal years of the Corporation ending with the fiscal year in which the Event occurs.

     4.4. Changes in EBITDA Multiplier. On or about each anniversary of the date hereof, or at such other time as is agreeable to them, the Shareholders shall review the multiplier stated in Section 4.1(iii) hereof to determine whether or not such multiplier should be amended upon the Requisite Vote of the Shareholders, it being the intention of the Shareholders that the formula accurately reflects the fair value of the Corporation based upon all relevant facts and circumstances at the time such matter is being considered.



                                     ARTICLE
                                        5

                 PAYMENT OF THE PURCHASE PRICE AND OTHER MATTERS
                 -----------------------------------------------

     5.1. Payment. The Purchase Price for the Shares purchased hereunder shall be paid in full in cash at the closing, except that at the option of each purchasing party, but in all events subject to Section 5.5 hereof, up to sixty percent (60%) of the balance of the Purchase Price, if any, after application of the death benefits payable under the Policies may be deferred as provided herein, provided that at least forty percent (40%) of such balance of the Purchase Price is paid in cash at closing.

     5.2. Promissory Note. The deferred portion of the Purchase Price shall be evidenced by a promissory note ("Note") of the purchasing party made payable to the order of the Representative. The Note shall be in the form of Exhibit "A" attached hereto and shall be dated as of the closing. Except as otherwise set forth below, the principal balance shall be paid over a time not exceeding sixty
(60) months and each installment of the principal balance shall include interest, accruing from the date of the Note, at a rate announced from time to time by the LaSalle National Bank as its prime rate (the "Interest Rate").

     5.3. Collateral. The Note shall be secured by a pledge of all of the Shares being purchased by that purchasing party. Any and all documents reasonably necessary for purposes of perfecting a security interest in all of the purchased Shares shall be executed by the purchaser including, a pledge agreement containing, among other provisions, a third party escrow for the Shares, which pledge agreement shall be subordinated to the LaSalle Pledge Agreement and the Sloan Pledge Agreements. Unless and until an Event of Default (as defined in the Note) occurs, the purchaser of the Shares shall have all the rights of the owner thereof, including without limitation the right to vote and the right to receive dividends and other distributions. Following an Event of Default, the pledgee of the Shares shall have all the rights of the owner thereof, provided that any dividends or distributions made pursuant to Section 2.5(b) of the Buy-Sell Agreement with respect to the fiscal year in which the Event of Default occurs shall be allocated among the purchaser and the pledgee of the Shares in the same proportion as the tax liability with respect to the income of the Corporation is allocated among them.

     5.4. Guaranteed Indebtedness. If at the time of a sale and purchase of Shares pursuant to Article 3 hereof, the Corporation has outstanding indebtedness which is personally guaranteed by certain of the Shareholders ("Guaranteed Debt") (it being understood by the Shareholders that Buffett shall not at any time personally guarantee any such indebtedness), each of the Remaining Shareholders who have personally guaranteed such indebtedness agrees to use his good faith efforts to obtain the release of the Decedent's personal guaranty of the Guaranteed Debt, provided that such Remaining Shareholders shall not be required to offer a pledge of his residence or his spouse's guaranty in order to secure such release, and provided further that such Remaining Shareholder's actual ability to secure such release shall not be a condition of closing the sale and purchase under Article 3 hereof.

     5.5. Life Insurance Proceeds. Notwithstanding anything to the contrary contained in Section 5.1 hereof, in the event the Remaining Shareholders are partners of a partnership ("Partnership") which is the owner and beneficiary of one or more insurance policies ("Policies") on the life of the Decedent, the death benefits payable to the Partnership under the Policies, net of applicable taxes on such proceeds, if any, shall be paid upon the Partnership's receipt thereof, to the estate of the Decedent on account of the Purchaser Price of the Shares, and only the balance of the Purchase Price, if any, may be deferred.


                                     ARTICLE
                                        6

                                   THE CLOSING
                                   -----------

     6.1. Location. Unless otherwise agreed by the parties, the closing of the sale and purchase of the Shares under Article 3 hereof shall take place at such location as the parties to such sale shall agree upon.

     6.2. Time. Except as otherwise provided, the closing shall take place upon the later to occur of (A) sixty (60) days after the Decedent's death or (B) ten
(10) days after the purchasing party's or Partnership's receipt of the death benefits from the Policies on the Decedent's life.

     6.3. Execution and Delivery of Documents. Upon the closing of the sale and purchase, the Representative and each purchasing party shall execute and deliver to each other the various documents which shall be required to carry out their undertakings hereunder including without limitation, the payment of cash and the execution and delivery of the Note and any collateral instruments.


                                     ARTICLE
                                        7

                             TERMINATION OF AGREEMENT
                             ------------------------

     7.1. Events Causing Termination. This Agreement and all restrictions on transfer created hereby shall terminate on the following events:

          (a) Upon the adoption of a plan of dissolution of the Corporation, provided said plan is carried out diligently and all assets remaining after payment of or provision for liabilities are distributed to the Shareholders within a reasonable time thereafter; or

          (b) The execution of a written instrument to that effect signed by all Shareholders owning Shares entitled to vote; or

          (c)  Permanent cessation of the business of the Corporation; or

          (d) The sale of all or substantially all of the assets or business of the Corporation; or

          (e) A single Shareholder becoming the legal and beneficial owner of all then issued and outstanding Shares; or

          (f) The occurrence of an initial registered public offering of the Shares.

     7.2. Effect of Termination. The termination of this Agreement for any reason shall not effect any right or remedy existing hereunder prior to the effective date of such termination.

                                     ARTICLE
                                        8

                                  MISCELLANEOUS
                                  -------------

     8.1. Effect of Improper Transfer. Except as otherwise permitted under the Buy-Sell Agreement or the Contribution Agreement, if a transfer or attempted transfer violates any provision of this Agreement or if the transferor, after the transfer, reacquires all or any portion of the transferred Shares, such transfers or attempted transfers shall be null and void and the Shares transferred or attempted to be transferred shall remain subject to this Agreement as if no transfer had been made.

     8.2. Entire Agreement. Except for the Buy-Sell Agreement, the Contribution Agreement and the partnership agreement of the Partnership, the terms, conditions and covenants contained herein are the full and complete terms of the agreement between the parties hereto regarding the subject matter hereof and supersede any and all prior agreements by and among the Shareholders concerning the ownership, sale or other disposition of the Shares. No alterations, amendments or modifications of such terms shall be binding on the parties hereto unless reduced to writing and approved by the Requisite Vote of the Shareholders, provided that Section 4.1(i) hereof may not be amended or modified unless approved by the affirmative vote of the holders of all Shares entitled to vote.

     8.3. Binding Effect. This Agreement shall be binding not only upon the parties hereto, but upon their respective heirs, legal representatives, successors and assigns. All persons bound hereby shall execute such instruments and perform such acts as may be reasonably necessary or desirable to effectuate the terms and provisions of this Agreement.

     8.4. Reference in Will. Each Shareholder shall make reference to this Agreement in any Will or Codicil that he may hereafter execute and shall direct the executor therein to comply with all of its terms and provisions.

     8.5. Notices. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and personally delivered, sent by first class registered or certified mail, postage prepaid, return receipt requested; sent by telefacsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended or sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (i) the date it shall be delivered to the address required by this Agreement; (ii) the date delivery shall have been refused at the address required by this Agreement;
(iii) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undelivered at the address required by this Agreement, or (iv) with respect to a telefacsimile, the date on which the telefacsimile is sent. Any and all notices referred to in this Agreement, or which any party desires to give to the other, shall be addressed as follows:

Name                                           Address

To Sloan                                       John C. Sloan
                                               74 Allen Bend Drive
                                               Decatur, Illinois 62521

To Andrade                                     Jorge Andrade
                                               3209 Falcon Point
                                               Springfield, Illinois 62707

To Funk                                        John Funk
                                               777 South Monroe Street
                                               Decatur, Illinois 62522

To Buffett                                     Howard Buffett
                                               407 Southmoreland Place
                                               Decatur, Illinois 62521

with a copy of all notices                     Sachnoff & Weaver, Ltd.
at the same time to:                           30 South Wacker Drive
                                               Suite 2900
                                               Chicago, Illinois 60606
                                               Attn:  Stewart Dolin, Esq.

or to such other address as the person to whom notice is to be given may have furnished to the other in writing in accordance herewith. A communication given by any other means shall be deemed duly given when actually received by the addressee.

     8.6. Specific Performance. The Shares cannot be readily purchased or sold in the open market, and for that reason, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any dispute arise concerning whether a proposed sale or disposition of the Shares would violate this Agreement, the parties agree that an injunction may be issued restraining any sale or disposition pending the determination of such controversy. In the event of any controversy concerning the right or obligation to purchase or sell any of the Shares, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have at law, in equity or otherwise.

     8.7. Construction of Terms. Unless otherwise specifically provided, a reference to a particular "section", "Section", or "Article" shall mean the section, Section, or Article in this Agreement.

     8.8. Governing Law. This Agreement shall be interpreted, governed and construed in all respects by the internal laws of the State of Illinois, and any action commenced to enforce any of the provisions hereof shall have as its venue Christian County, Illinois.

     8.9. Payment of Legal Costs and Expenses. In the event any action is commenced to challenge or enforce the terms and provisions hereof, the party who is successful in such action based upon a final, unappealable court order, shall be reimbursed by the unsuccessful party for his fee, costs and expenses (including without limitation reasonable attorneys' and accountants' fees, costs and expenses) incurred in connection with the legal proceeding.

     8.10. Gender. Unless the context otherwise requires, any pronouns, wherever used herein, shall include the corresponding masculine, feminine or neuter pronouns and the plural shall include the singular, and vice versa.

     8.11. Headings. Article and paragraph headings are included herein solely for convenience and shall not be construed to modify or explain any of the substantive provisions hereof.

     IN WITNESS WHEREOF, the Shareholders have signed their names, all on the day and year first above written.

                                              /s/ John C. Sloan
                                              ---------------------------------
                                              John C. Sloan


                                              /s/ Jorge Andrade
                                              ---------------------------------
                                              Jorge Andrade


                                              /s/ John Funk
                                              ---------------------------------
                                              John Funk


                                              /s/ Howard Buffett
                                              ---------------------------------
                                              Howard Buffett